Exhibit 3.2

AMENDED AND RESTATED BY-LAWS

OF

VERENIUM CORPORATION

ARTICLE I

Offices

Section 1.01. Registered Office. The registered office of the Corporation in the State of Delaware shall be established and maintained at the office of The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, and said corporation shall be the Registered Agent of this Corporation.

Section 1.02. Other Offices. The Corporation may have offices, either within or without the State of Delaware, at such place or places as the Board of Directors may, from time to time, determine, or as the business of the Corporation may require.

ARTICLE II

Meetings of Stockholders

Section 2.01. Annual and Special Meetings; Time and Place of Meetings. Annual meetings of stockholders for the election of directors and the transaction of such other business as may properly be brought before such meetings shall be held at such date as the Board of Directors, by Resolution shall determine. If the annual meeting of stockholders is not held on the date designated therefor, the Board of Directors shall cause the meeting to be held as soon thereafter as convenient. Except as otherwise provided by law, special meetings of stockholders may be called at any time and for any purpose or purposes by (a) the President of the Corporation, (b) the Secretary of the Corporation, (c) the Board of Directors or (d) the holders of record of a majority of the shares of stock entitled to vote on the matters to be considered at such meetings. Annual and special meetings of stockholders shall be held at such place, either within or without the State of Delaware, and at such time and date as may be fixed, from time to time, by the Board of Directors, in the case of annual meetings, or as may be fixed by the person or persons calling the meeting, in the case of special meetings.

Section 2.02. Notice of Meetings. Except as otherwise provided by law, written notice of each annual or special meeting of stockholders stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is to be held, shall be given personally, or by first-class mail, to each stockholder entitled to vote, not fewer than ten, nor more than sixty, days before the date of the meeting.

Notice of a special meeting may be given by the person or persons calling the meeting, or upon the written request of such person or persons, such notice shall be given by the Secretary of the Corporation on behalf of such person or persons.

Section 2.03. Adjournments. When a meeting is adjourned to another date, hour or place, notice need not be given of the adjourned meeting if the date, hour and place thereof are announced at the meeting at which the adjournment is taken.

Section 2.04. Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the holders of a majority of the shares entitled to vote thereat, present in person or by proxy, shall constitute a quorum at all meetings of the stockholders, whether annual or special, for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat may adjourn the meeting, from time to time, in accordance with Section 2.03 of these By-Laws until a quorum shall be present or represented.

Section 2.05. Voting. Each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, when a quorum is present at any meeting, the vote of the holders of a majority of the shares constituting such quorum shall decide any question brought before such meeting.

Section 2.06. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy. Such proxy shall be filed with the Secretary before such meeting of stockholders or such corporate action without a meeting, at such time as the Board of Directors may require.

Section 2.07. Action Without a Meeting. Except as otherwise provided by law or the Certificate of Incorporation, any action required, or which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of any corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Such written consent shall be filed with the records of the Corporation.

ARTICLE III

Directors

Section 3.01. Powers. Except as may otherwise be provided by law or in the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all the powers of the Corporation and do all lawful acts and things which are not conferred upon or reserved to the stockholders by law, the Certificate of Incorporation or these by-Laws.

Section 3.02. Number and Term of Office. The Board of Directors of the Corporation shall be composed of not more than fifteen directors, who need not be stockholders. At each annual meeting of stockholders, each of the directors shall be elected by the stockholders to hold office until the next annual meeting of stockholders and thereafter until a successor shall have been elected and shall have qualified.

Section 3.03. Chairman of the Board of Directors. The Chairman of the Board of Directors (if a Chairman is desired) shall be elected by the stockholders at the annual meeting and shall preside at all meetings of the Board of Directors and shall perform such other duties and have such other powers as may be assigned to the Chairman, from time to time, by the Board of Directors. The Chairman of the Board of Directors and the President may be the same person. If no Chairman is desired, then the President shall preside at all meetings of the Board of Directors.

Section 3.04. Resignations. Any director or member of a committee may resign at any time by delivering a written notice to the Board of Directors, the President or the Secretary. Such resignation shall take effect at the time specified therein, or, if no time is specified, at the time of its receipt by the Board of Directors, the President or the Secretary. The acceptance of such resignation shall not be necessary to make it effective.

Section 3.05. Removal. Any director or the entire Board of Directors may be removed, with or without cause, at any time, by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors.

Section 3.06. Vacancies. If the office of any director, including the Chairman of the Board, becomes vacant by reason of death, resignation, incapacity, disqualification or otherwise, except by reason of removal by vote of stockholders at a meeting at which the vacancy caused by such removal is filled by the stockholders, the remaining directors by the vote of a majority of those then in office, at a meeting the notice of which shall have specified the filling of the vacancy as one of its purposes, may choose a successor. Any director elected to fill a vacancy shall hold office for the unexpired term in respect to which the vacancy occurred, and until a successor has been elected.

Section 3.07. Executive Committee of the Board. The Board of Directors may, by resolution passed by a majority of the whole Board appoint an Executive Committee of the Board of Directors consisting of four (4) or more directors, one of whom shall be the President. The Executive Committee shall, to the extent provided in such resolution, exercise the authority of the Board in the management of the business of the Corporation between meetings of the Board. Vacancies occurring in the Executive Committee shall be filled by the Board of Directors by vote of the majority of the whole Board. In every case, the affirmative vote or written consent of all members of the Executive Committee shall be necessary to the validity of any action taken by it. In all appropriate cases the

Executive Committee shall obtain advice of counsel as to legal matters before any action shall be taken by it. The meetings of the Executive Committee may be held in such place as the Committee may designate. The Secretary shall be present at meetings of the Executive Committee, and shall keep its records. A record of the proceedings of each of the meetings shall be certified by the Secretary under his hand, and shall be submitted to the Board of Directors at the earliest subsequent meeting of the Board at which such submission is practicable. All of the proceedings referred to in any such record that shall have been submitted to the Board of Directors and not expressly disapproved by the Board shall be deemed to have been approved and adopted as the action of the Board of Directors. The Board may rescind and revoke any action taken by the Executive Committee, but the Executive Committee may not, even between meetings of the Board, revoke any formal action of the Board of Directors.

Section 3.08. Other Committees. In addition to the Executive Committee provided for by Section 3.07 of these By-Laws, the Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more other committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any such committee, which directors may replace any absent or disqualified member at any meeting of the Committee. Any such committee, to the extent provided in the resolution of the Board of Directors or in these By-Laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required by the Board of Directors to do so. All of the proceedings referred to in any such record that shall have been submitted to the Board of Directors and not expressly disapproved by the Board shall be deemed to have been approved and adopted as the action of the Board of Directors. The Board of Directors may rescind and revoke any action taken by any committee, but no committee may revoke any formal action of the Board.

Section 3.09. Regular Meetings. Regular meetings of the Board of Directors shall be held, from time to time, at the call of the President. Unless otherwise determined by the Board of Directors, no notice of regular meetings of the Board shall be required.

Section 3.10. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President, or upon the request of any three directors. If the executive officers refuse or fail to call a special meeting at the request of any three directors, such directors may call such meeting by mailing or telegraphing to each director notice thereof at least five days before the meeting. Special meetings shall be held on at least two days notice to each director and shall be held at the time and place designated in the call and notice of the meeting.

Section 3.11. Waiver of Notice. Notice of a meeting need not be given to any director who submits a written waiver of notice, signed by such director, whether before or after the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the directors need be specified in any written waiver of notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 3.12. Quorum and Manner of Acting. At all meetings of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is required by law. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of any adjournment of any special meeting of the Board of Directors to another time or place shall be given at least two days before the rescheduled meeting to the directors who were not present at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

Section 3.13. Action by Unanimous Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or the committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or the committee.

Section 3.14. Telephonic Meetings. Members of the Board of Directors or members of any committee of the Board may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 3.15. Compensation. The directors may provide by resolution for reasonable compensation to directors other than salaried officers for their services in attendance at each regular and special meeting of the Board or Executive Committee attended and for their respective reasonable expenses of travel to each such meeting.

ARTICLE IV

Officers

Section 4.01. Officers. The executive officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary and a Treasurer. They may also include a Vice-Chairman, one or more Executive Vice Presidents, one or more Group Vice Presidents, one or more Senior Vice Presidents and a Controller. All such officers, as well as Assistant Secretaries, Assistant Treasurers and Assistant Controllers, shall be elected by the Board of Directors. The Chairman of the Board and the President may be the same person, and an Executive Vice President and Chief Financial Officer may be the same person, and a Group Vice President, a Senior Vice President, and a Vice President may also hold the offices of Secretary, Treasurer and/or Controller, but one person shall not hold more than one of the offices of President, Executive Vice President, Group Vice President, Senior Vice President or Vice President. The Board of Directors may also elect a Vice-Chairman, as it shall see fit.

Section 4.02. Term of Office; Resignation; Removal and Vacancies. Each officer of the Corporation shall hold office until a successor is elected or appointed or until the officer’s earlier resignation or removal. Any officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time is specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective. Any officer elected or appointed by the Board may be removed at any time, with or without cause, by the Board. Any vacancy occurring in any office shall be filled by the Board of Directors.

Section 4.03. President. The President shall be the chief executive officer of the Corporation, and, subject to the control of the Board of Directors, shall be responsible for directing the business of the Corporation within the framework of objectives, plans and policies approved by the Board of Directors. If the Chairman of the Board and the President are not the same person, then the president shall, in the absence of the Chairman of the Board, preside at all meetings of shareholders and directors. The President shall have the general powers and duties of supervision, direction and control of the conduct of the business of the Corporation usually vested in the office of the President of the Corporation. The President shall be responsible for the effectuation of all orders and resolutions of the Board. The President shall be a member of the Executive Committee of the Board, if there be one. The President may sign in the name and on behalf of the Corporation any and all contracts or other instruments pertaining to matters which arise in the ordinary course of business of the Corporation, and any and all contracts or other instruments of any nature pertaining to the business of the Corporation. The President may appoint such divisional and staff officers as the President deems appropriate.

Section 4.04. Vice-Chairman. The Vice-Chairman shall, in the absence of the Chairman of the Board and/or President, preside at all meetings of shareholders and directors and have such general powers and duties of supervision, direction and control of the conduct of the business of the Corporation as is usually vested in the President of a corporation, subject to such limitations as may from time to time be prescribed by the Board of Directors. The Vice-Chairman may sign in the name and on behalf of the Corporation any and all contracts or other instruments pertaining to matters which arise in the ordinary course of business of the Corporation.

Section 4.05. Executive Vice Presidents. The Executive Vice Presidents, in the order as determined by the President, the Vice-Chairman, or by action of the Board of Directors, shall, in the absence or incapacity of the President, and the Vice-Chairman, subject to statutory limitations, perform the duties of the President, and also shall have such other powers and perform such other duties as may be prescribed or assigned to them from time to time by the Board of Directors.

One of the Executive Vice Presidents may also hold the office of Chief Financial Officer. The Chief Financial Officer shall have such general powers and duties of supervision, direction and control of the conduct of the financial business of the Corporation as is usually vested in the chief financial officer of a corporation, subject to such limitations as may from time to time be prescribed by the Board of Directors.

Section 4.06. Group Vice Presidents. The Group Vice Presidents shall perform such duties and exercise such powers as may be prescribed or assigned to them from time to time by the President, the Vice-Chairman or the Board of Directors.

Section 4.07. Senior Vice Presidents. The Senior Vice Presidents shall perform such duties and exercise such powers as may be prescribed to them from time to time by the President, Vice-Chairman or the Board of Directors.

Section 4.08. Vice Presidents. Each Vice President, if any, shall have such powers and perform such duties as may be assigned to each Vice President from time to time by the President, Vice-Chairman or the Board of Directors.

Section 4.09. Controller. The Controller of the Corporation shall exercise proper audit control over the operations of the Corporation and shall maintain adequate accounting, statistical and other records showing the financial condition and operating results of the Corporation. He shall also perform such other duties as shall be required by the President, the Vice-Chairman or the Board of Directors.

Section 4.10. Assistant Controllers. Each Assistant Controller, if any, shall perform the duties of the Controller, in the case of the latter’s absence or inability to act, and shall perform such duties as the President, the Vice-Chairman or the Board of Directors may from time to time determine.

Section 4.11. Secretary. The Secretary shall attend all meetings of the shareholders and of the Board of Directors, and of the Executive Committee of the Board and shall preserve in books of the Corporation true minutes of the proceedings of all such meetings. The Secretary shall safely keep the seal of the Corporation, and shall have authority to affix the same to all instruments where its use is required. The Secretary shall give all notices required by statute, by law, or resolution. The Secretary shall have charge of the stock certificate books, transfer books and stock ledgers of the Corporation whenever the same shall not be in the custody of any transfer agent of the Corporation, and shall keep or cause to be kept a stock ledger or ledgers containing the names and addresses of the shareholders of the Corporation and the number of shares held by them respectively. The Secretary may sign with the Chairman of the Board of Directors, the President, the Vice-Chairman, an Executive Vice President or an elected Vice President, certificates for shares of the capital stock of the Corporation. The Secretary shall perform such other duties as may be delegated to the Secretary by the Board of Directors. In the absence of the Secretary or in the event of the Secretary’s inability to act, the Secretary’s duties shall be performed and the Secretary’s powers may be exercised by the Assistant Secretaries, if any, in the order of their last election, or, in the event there are no Assistant Secretaries or, in their absence, such other officer as shall be designated by the President, Vice-Chairman or Secretary, or, failing such designation, by the Board of Directors.

Section 4.12. Assistant Secretaries. Each Assistant Secretary, if any, shall perform the duties of the Secretary, in case of the latter’s absence or inability to act, and shall perform such duties and have such powers as may from time to time be assigned to each Assistant Secretary by the President, the Vice-Chairman or the Board of Directors. An Assistant Secretary may also sign certificates for shares of the capital stock of the Corporation.

Section 4.13. Treasurer. Except as the Board of Directors, President or Vice-Chairman may otherwise direct, the Treasurer shall have, or provide for, the custody of all of the funds and securities of the Corporation which may come into his hands, and shall collect and receive or provide for the collection and receipt of the monies due or paid to or held by the Corporation. The Treasurer shall deposit or cause to be deposited all of the funds in the Treasurer’s custody in such bank or banks or depositary or depositaries as the Board may from time to time designate. When necessary or proper, the Treasurer may endorse on behalf of the Corporation for collection checks, notes and other obligations. The Treasurer shall sign or cause to be signed all receipts and vouchers for payments made to the Corporation. The Treasurer shall, alone or jointly with such other officer or officers as the Board may designate, sign all checks made by the Corporation. The Treasurer may sign with the President or such other person or persons as may be designated for the purpose by the Board of Directors all bills of exchange and promissory notes of the Corporation. The Treasurer may sign with the Chairman of the Board of Directors, the President, the Vice-Chairman, an Executive Vice President or an elected Vice President, certificates for shares of the capital stock of the Corporation.

Whenever required by the Board of Directors, the Treasurer shall render a statement of his cash account. The Treasurer shall enter or cause to be entered regularly in books of the Corporation, to be kept or caused to be kept by the Treasurer for the purpose, full and accurate accounts of all monies received and paid by the Treasurer on account of the Corporation. The Treasurer shall, at all reasonable times, exhibit the Treasurer’s books and accounts to any Director of the Corporation upon application at the office of the Corporation during business hours. The Treasurer shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors, and shall have such other powers and perform such other duties as may from time to time be assigned to the Treasurer by these By-Laws, by the Board of Directors, or by the President or Vice Chairman. In the absence of the Treasurer, or, in the event of the Treasurer’s inability to act, the Treasurer’s duties shall be performed by the Assistant Treasurers, if any, in order of their last election, or, in the event there are no Assistant Treasurers, or in their absence, by such other officer as shall be designated by the President, the Vice-Chairman or Treasurer, or failing such designation, by the Board of Directors.

Section 4.14. Assistant Treasurers. Each Assistant Treasurer, if any, shall perform the duties of the Treasurer, in the case of the latter’s absence or inability to act, and shall perform such duties as the President, the Vice-Chairman or the Board of Directors may from time to time determine. An Assistant Treasurer may also sign certificates for shares of the capital stock of the Corporation.

Section 4.15. Giving of Bond by Officers. All officers of the Corporation required to do so by the Board of Directors shall furnish bonds to the Corporation for the faithful performance of their duties, with such penalties and with such conditions and security as the Board may require, the cost thereof to be paid by the Corporation.

ARTICLE V

Stock Certificates

Section 5.01. Form; Signature. The shares of the Corporation shall be represented by certificates. Every holder of stock shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board of Directors, the President, the Vice Chairman, an Executive Vice President or an elected Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 5.02. Lost Certificates. The Board of Directors may direct a new certificate or certificates of stock to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

Section 5.03. Transfers of Stock. Upon surrender to the Corporation of a certificate for stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books, provided that such transaction or transfer was effected in compliance with the restrictions on the transfer of shares set forth in the Certificate of Incorporation.

Section 5.04. Registered Stockholders. The Corporation shall be protected in treating the persons in whose name shares stand on the record of stockholders as the owners thereof for all purposes; and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VI

Miscellaneous

Section 6.01. Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

Section 6.02. Seal. The Corporation shall have a seal in such form as the Board of Directors shall approve. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 6.03. Amendments. These By-Laws may be altered, amended or repealed, and new By-Laws may be adopted, at any regular or special meeting of the stockholders or of the Board of Directors. Notice of such alteration, amendment or repeal shall be contained in the notice of any such special meeting.

ARTICLE VII

Indemnification and Insurance

Section 7.01. Indemnification. (a) Directors And Officers. The corporation shall indemnify its directors and officers to the fullest extent not prohibited by the DGCL or any other applicable law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the DGCL or any other applicable law or (iv) such indemnification is required to be made under subsection (d).

(b) Employees and Other Agents. The corporation shall have power to indemnify its employees and other agents as set forth in the DGCL or any other applicable law. The Board of Directors shall have the power to delegate the determination of whether indemnification shall be given to any such person to such officers or other persons as the Board of Directors shall determine.

(c) Expenses. The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the corporation, or is or was serving at the request of the corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Section 7.01 or otherwise.

Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph (e) of this Section 7.01, no advance shall be made by the corporation to an officer of the corporation (except by reason of the fact that such officer is or was a director of the corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

(d) Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or officer. Any right to indemnification or advances granted by this Section 7.01 to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the DGCL or any other applicable law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an officer of the corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such executive officer is or was a director of the corporation) for advances, the corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the DGCL or any other applicable law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under this Section 7.01 or otherwise shall be on the corporation.

(e) Non-Exclusivity of Rights. The rights conferred on any person by this Bylaw shall not be exclusive of any otherright which such person may have or hereafter acquire under any applicable statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Delaware General Corporation Law, or by any other applicable law.

(f) Survival of Rights. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g) Insurance. To the fullest extent permitted by the DGCL or any other applicable law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Section 7.01.

(h) Amendments. Any repeal or modification of this Section 7.01 shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

(i) Saving Clause. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and officer to the full extent not prohibited by any applicable portion of this Section 7.01 that shall not have been invalidated, or by any other applicable law. If this Section 7.01 shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the corporation shall indemnify each director and officer to the full extent under any other applicable law.

Certain Definitions. For the purposes of this Bylaw, the following definitions shall apply:

(1) The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(2) The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

(3) The term the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 7.01 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(4) References to a “director,” “executive officer,” “officer,” “employee,” or “agent” of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(5) References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Section 7.01.